Grant Park Fund

Class A, B, Global 1 and Global 3 Units

Monthly Performance Report • May 2014



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GRANT PARK FUND®

DCM Brokers, LLC
Member FINRA/SIPC
Servicing Agent
626 W. Jackson, Suite 600
Chicago, IL 60661

Market Commentary: May 2014

Currencies: The New Zealand dollar declined in anticipation the Reserve Bank of New Zealand will slow the pace of interest rate hikes following reports of weaker business confidence in the New Zealand economy. The euro weakened against counterparts in reaction to poor economic data in the Eurozone; this was seen as an indicator of additional monetary easing by the European Central Bank.

Energy: Crude oil prices increased over 2% in anticipation of increased demand during the summer driving season. Natural gas prices fell by 4% after the U.S. Energy Information Administration announced larger-than-expected inventories.

Equities: Global equity markets rallied in reaction to strong economic data in the U.S. and on speculation of further monetary expansion from the European Central Bank.

Fixed Income: U.S. Treasury markets rallied after overall demand for safe-haven assets surged. Concerns surrounding the global economic outlook and the situation in Ukraine drove demand for safe-haven assets. German Bunds rallied in excess of 1.5% after the European Central Bank hinted at further economic stimulus.

Grains/Foods: Corn and wheat prices fell sharply due to strong supply data and improving weather in planting regions across the U.S. Cotton prices fell over 8% in reaction to weak Chinese demand and increased inventories in the U.S.

Metals: Precious metal markets declined and demand for safe-haven assets fell as equity markets remained bullish. Copper prices rose, driven higher by strong industrial demand forecasts.

A Units (Closed to New Investment)

				2000	2001	2002	2003	2004	2005	2006	2007	2008	2009
				11.0%	7.0%	15.3%	20.0%	-7.6%	-3.4%	9.1%	12.6%	19.9%	-9.2%
	Jan	**Feb**	**Mar**	**Apr**	**May**	**Jun**	**Jul**	**Aug**	**Sep**	**Oct**	**Nov**	**Dec**	**YTD**
2010	-8.0%	0.6%	4.1%	1.8%	-3.8%	-0.2%	-1.7%	2.8%	3.2%	4.3%	-2.6%	4.6%	**4.5%**
2011	-0.5%	2.3%	-2.5%	3.8%	-6.9%	-3.8%	3.0%	-1.8%	-1.6%	-4.5%	-0.6%	0.0%	**-13.0%**
2012	0.0%	0.8%	-2.2%	0.0%	6.2%	-4.9%	3.6%	-1.3%	-2.1%	-5.6%	-0.6%	0.5%	**-6.1%**
2013	1.5%	-2.9%	1.2%	1.0%	-2.8%	-3.1%	-0.2%	-2.2%	-0.9%	1.6%	2.2%	0.9%	**-3.8%**
2014	-4.8%	1.2%	-2.9%	0.1%	0.9%								**-5.4%**

B Units (Closed to New Investment)

							2003	2004	2005	2006	2007	2008	2009
							7.7%	-8.4%	-4.3%	8.3%	11.8%	18.9%	-9.9%
	Jan	**Feb**	**Mar**	**Apr**	**May**	**Jun**	**Jul**	**Aug**	**Sep**	**Oct**	**Nov**	**Dec**	**YTD**
2010	-8.0%	0.6%	4.0%	1.7%	-3.9%	-0.3%	-1.7%	2.7%	3.2%	4.3%	-2.6%	4.5%	**3.8%**
2011	-0.6%	2.2%	-2.5%	3.7%	-7.0%	-3.8%	3.0%	-1.9%	-1.7%	-4.6%	-0.6%	-0.1%	**-13.5%**
2012	-0.1%	0.7%	-2.3%	-0.1%	6.1%	-4.9%	3.5%	-1.4%	-2.2%	-5.7%	-0.7%	0.5%	**-6.7%**
2013	1.4%	-2.9%	1.2%	1.0%	-2.9%	-3.2%	-0.3%	-2.3%	-0.9%	1.6%	2.2%	0.8%	**-4.4%**
2014	-4.8%	1.1%	-2.9%	0.1%	0.9%								**-5.7%**

Global 1 Units

													2009
													-4.3%
	Jan	**Feb**	**Mar**	**Apr**	**May**	**Jun**	**Jul**	**Aug**	**Sep**	**Oct**	**Nov**	**Dec**	**YTD**
2010	-7.8%	0.7%	3.7%	1.5%	-2.2%	0.3%	-2.5%	2.7%	2.0%	3.7%	-2.1%	3.6%	**2.9%**
2011	-0.7%	2.0%	-1.9%	2.9%	-6.5%	-3.3%	3.1%	-1.3%	-1.3%	-4.0%	-0.4%	0.1%	**-11.2%**
2012	0.4%	1.0%	-2.0%	0.3%	6.3%	-4.6%	3.9%	-1.2%	-1.8%	-5.4%	-0.4%	0.8%	**-3.3%**
2013	1.7%	-2.6%	1.5%	1.2%	-2.6%	-2.8%	0.0%	-2.0%	-0.6%	1.8%	2.4%	1.2%	**-1.2%**
2014	-4.6%	1.4%	-2.6%	0.4%	1.1%								**-4.4%**

Global 3 Units

													2009
													-6.0%
	Jan	**Feb**	**Mar**	**Apr**	**May**	**Jun**	**Jul**	**Aug**	**Sep**	**Oct**	**Nov**	**Dec**	**YTD**
2010	-8.0%	0.5%	3.4%	1.3%	-2.4%	0.1%	-2.7%	2.5%	1.8%	3.5%	-2.3%	3.4%	**0.7%**
2011	-0.9%	1.8%	-2.0%	2.8%	-6.7%	-3.5%	2.9%	-1.4%	-1.5%	-4.2%	-0.6%	-0.1%	**-13.0%**
2012	0.2%	0.8%	-2.1%	0.1%	6.2%	-4.7%	3.7%	-1.3%	-2.0%	-5.5%	-0.6%	0.6%	**-5.2%**
2013	1.5%	-2.8%	1.3%	1.1%	-2.8%	-3.0%	-0.2%	-2.2%	-0.8%	1.6%	2.3%	1.0%	**-3.1%**
2014	-4.8%	1.2%	-2.8%	0.2%	1.0%								**-5.2%**

A and B Units

Trading Performance by Sector


4.0%
2.0%
0.0%
-2.0%
-4.0%
Currencies
Energy
Equity Indices
Fixed Income
Grains/ Foods
Metals
May
YTD

Performance reported is gross of fees and expenses.

Monthly Exposure by Sector

Currencies	Energy	Equity Indices	Fixed Income	Grains/Foods	Metals
24%	11%	24%	26%	8%	7%

Global Units

Trading Performance by Sector


4.0%
2.0%
0.0%
-2.0%
-4.0%
Currencies
Energy
Equity Indices
Fixed Income
Grains/ Foods
Metals
May
YTD

Performance reported is gross of fees and expenses.

Monthly Exposure by Sector

Currencies	Energy	Equity Indices	Fixed Income	Grains/Foods	Metals
24%	11%	24%	26%	8%	7%

Sector Positions at Month-End


Commodities 26%
Financials 74%
Energies 11%
Grains 8%
Metals 7%
Currencies 24%
Equities 24%
Fixed Income 26%
Jun 13
Jul 13
Aug 13
Sep 13
Oct 13
Nov 13
Dec 13
Jan 14
Feb 14
Mar 14
Apr 14
May 14
Short position
Long position

Understand your Risks

- Performance can be volatile and you could lose all or substantially all of your investment in the Grant Park Fund.
- No secondary market exists for Grant Park. Additionally, redemptions are prohibited for three months following subscription and may result in early redemption fees during the first year for some units.
- Trading in the futures markets, from a macro perspective, results in a zero-sum economic outcome, in that every gain is offset by an equal and opposite loss. Grant Park therefore bears the risk that, on every trade, whether long or short, it will incur the loss.
- Commodity futures trading may be illiquid.
- An investment in Grant Park is speculative and leveraged; as a result of this leverage, the velocity of potential losses may accelerate and cause you to incur significant losses.
- Grant Park pays substantial fees and expenses, including fees to its trading advisors, which must be offset by trading profits and interest income.
- Grant Park invests in foreign securities, which are subject to special risks, such as currency fluctuations, different financial and regulatory standards, and political instability.
- Grant Park's use of multiple trading advisors may result in Grant Park taking offsetting trading positions, thereby incurring additional expenses with no net change in holdings.
- You will have no right to participate in the management of Grant Park.
- The structure and operation of Grant Park involves several conflicts of interest.
- Your annual tax liability may exceed cash distributions to you.

Grant Park Fund At-A-Glance

Product	Global Units		A and B Units
Class	1	3	
Account Type	Fee-based	Commission-based	
Minimum Investment	$5,000	$5,000	
Retirement Account	$1,000	$1,000	
Trading Strategy	Traditional, systematic, medium- to long-term trend-trading philosophy combined with a systematic, pattern recognition model focused on shorter timeframes.		
Breakeven Level	4.23%	6.41%	Closed to New Investment
Redemptions	Monthly after 90 days	Monthly after 90 days	
Penalty	No	1.5% on a declining scale 0.5% per quarter	
Sectors Traded	6	6	
Eligibility	Varies by state, but not less than $300k net worth or $100k net worth and $85k income. IA and TN residents: Not less than $500k net worth or $100k net worth and $100k income. No investor should invest more than 10% of his/her net worth.		

Statistics

Statistics Since Inception - Class A Units[1] January 1989 - May 2014	
Total Fund Assets (A,B, Legacy, Global)	$351M
12-Month Return	-7.1%
Average 12-Month Return	15.3%
36-Month Cumulative Return	-22.4%
60-Month Cumulative Return	-25.8%
Compounded Annualized ROR	11.0%
3-Year Compounded Annualized ROR	-8.1%
5-Year Compounded Annualized ROR	-5.8%
10-Year Compounded Annualized ROR	0.4%
Worst Drawdown (5/89 - 10/89)	-38.9%
Worst Drawdown Last 5 Years (1/09 - 3/14)	-30.3%
Average 1-month Gain	6.1%
Average 1-month Loss	-4.1%
# of Winning Months	157
# of Losing Months	148

Correlation Analysis: Class A Units[1] and S&P Total Return Index[2] April 2004 - March 2014	
Moved in Opposite Directions	43%
Positive Results for Both	34%
Negative Results for Both	23%

[1] Class A Units are closed to new investment. New investors are expected to invest in the Legacy or Global units, which have lower fees and expenses.
[2] It is not possible to directly invest in an index.

Glossary

The following glossary may assist prospective investors in understanding certain terms used in this presentation; please refer to Appendix E in the prospectus for a more complete glossary of additional terms relevant to this offering:

Average 12-Month Return: The average (arithmetic mean) return of all rolling 12-month periods over the investment track record. This is calculated by summing all 12-month period returns and then dividing by the number of 12-month periods. This simple average does not take into account the compounding effect of investment returns.

Compounded Annualized Rate of Return (ROR): This is the geometric 12-month mean that assumes the same rate of return for each 12-month period to arrive at the equivalent compound growth rate reflected in the actual return data.

Correlation: This is the tendency for the returns of two assets, such as a portfolio and an index, to move together relative to their average. The measurement of this statistic (the correlation coefficient) can range from -1 (perfect negative correlation, one goes up the other down) to 1 (perfect positive correlation, both moving in the same direction). A correlation of 0 means no relationship can be found between the movement in the index and the movement in the portfolio's performance.

Drawdown: A drawdown is any losing period during an investment's performance history. It is defined as the percent retrenchment from an equity peak to an equity valley. Maximum drawdown is simply the largest percentage drawdown that has occurred during the specified time frame. Grant Park's drawdowns are computed based on month-end equity values.

Net Asset Value per Unit: This is the total net asset value of a class of units divided by the aggregate number of units of such class outstanding as of the date noted.